Exhibit 13.1

Certifications
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Nautilus Marine Acquisition Corp. (the “Registrant”) on Form 20-F for the year ended October 31, 2012, as filed with the Commission on the date hereof (the “Report”), Prokopios (Akis) Tsirigakis, as Co-Chief Executive Officer of the Registrant, and George Syllantavos, as Co-Chief Executive Officer and Chief Financial Officer of the Registrant, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Prokopios (Akis) Tsirigakis
Name:	Prokopios (Akis) Tsirigakis
Title:	Co-Chief Executive Officer
Date:	February 4, 2013

/s/ George Syllantavos
Name:	George Syllantavos
Title:	Co-Chief Executive Officer and Chief Financial Officer
Date:	February 4, 2013

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Registrant for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.